SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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The Standard Register Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF THE STANDARD REGISTER COMPANY
PROXY STATEMENT
PROPOSALS
VOTING SECURITIES AND PRINCIPAL HOLDERS
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
PERFORMANCE GRAPH
OTHER MATTERS
AUDIT COMMITTEE CHARTER

P.O. Box 1167  •  Dayton, OH 45401
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF THE STANDARD REGISTER COMPANY
To All Shareholders:
      The annual meeting of shareholders of The Standard Register Company, an Ohio corporation, will be held at our corporate headquarters located at 600 Albany Street, Dayton, Ohio 45408, on Thursday, April 28, 2005, at 11:00 a.m. Eastern Daylight Savings time, for the following purposes:

(1)	To set the number of directors at eight and to elect a board of directors;

(2)	To transact such other business as may properly come before the annual meeting.
      The board of directors has fixed the close of business on February 28, 2005, as the record date for determining the shareholders of Standard Register entitled to vote at the annual meeting.
      A copy of Standard Register’s annual report for its fiscal year ended January 2, 2005, is enclosed. Although it is not a part of the official proxy soliciting material, we want each shareholder to have a copy of the annual report. If you have not received a copy of the annual report, please call us at 937.221.1506.

Kathryn A. Lamme
Vice President, General Counsel
& Secretary
Dayton, Ohio
March 23, 2005

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES AS DESCRIBED ON YOUR PROXY CARD.

THE STANDARD REGISTER COMPANY

PROXY STATEMENT
FOR
ANNUAL MEETING
OF
SHAREHOLDERS

PRINCIPAL EXECUTIVE OFFICES:
600 Albany Street
Dayton, Ohio 45408
(937) 221-1000
Mailing Date: March 23, 2005

We are mailing this proxy statement along with the notice of annual meeting of shareholders of The Standard Register Company, to all holders of our stock as of February 28, 2005, which is the record date for the annual meeting. We had outstanding, on the record date, 23,758,329 shares of common stock (each share having one vote) and 4,725,000 shares of class A stock (each share having five votes). Shareholders as of the close of business on the record date are entitled to receive notice of and to vote at the annual meeting. The annual meeting will be held at our corporate headquarters, 600 Albany Street, Dayton, Ohio 45408, on Thursday, April 28, 2005, at 11:00 a.m. The proxies are solicited on behalf of our board of directors.
At the annual meeting, the shareholders will: (1) set the number of directors at eight and elect a board of directors; and (2) transact such other business as may properly come before the annual meeting.
VOTING YOUR SHARES
Standard Register offers electronic delivery of proxy materials and voting over the Internet to most shareholders. The enclosed proxy card describes how you may vote electronically, and register to receive future shareholder communications electronically. You may also vote by completing the proxy card and mailing it in the envelope provided.
All shareholder votes, properly cast in person or by proxy, and not revoked, will be counted in voting on the proposals at the annual meeting or any adjournment of the annual meeting. Your proxy will be voted in accordance with your instructions. If you do not specify how you wish your shares to be voted, they will be voted as recommended by the board of directors. Your proxy includes the authority to vote shares cumulatively for the election of directors. Cumulative voting is explained in the section dealing with Proposal 1. Your proxy also includes the authority for the persons serving as proxies to use their best judgment to vote on any other matters that may be properly presented at the annual meeting, including, among other things, a motion to adjourn the meeting to a future time.
You may revoke your proxy at any time before its exercise, in two ways: (1) by timely delivery to us of a later-dated proxy, or (2) by notifying us of your revocation of proxy either in writing or in person at the annual meeting. Your presence at the meeting will not, by itself, serve to revoke your proxy.

PROPOSALS
PROPOSAL 1: Election of Directors
   The board of directors is currently set at eight, and the board recommends maintaining that number of directors.
   The eight persons named in this section are nominated by the board of directors to be elected as directors and to serve until either the next annual election or until their successors are elected and qualified.
   The board of directors does not expect that any of the nominees will be unavailable for election. However, if any of them is unavailable, the persons voting your proxy will use their best judgment to vote for substitute nominees.
   Cumulative voting is permitted by the laws of Ohio in voting for the election of directors. In the event a shareholder wishes to vote his or her shares cumulatively, the shareholder must give notice in writing to the President, a Vice President or Secretary of Standard Register not less than 48 hours before the time scheduled for the annual meeting. Once any shareholder has given notice of intent to vote cumulatively, then all shareholders present at the annual meeting and the persons voting the proxies shall have full discretion and authority to cumulate the voting power they possess. This means they can give one candidate as many votes as the number of directors to be elected multiplied by the number of votes which the shareholder or proxy is entitled to cast, or to distribute such votes on the same principle among two or more candidates, as they determine in their judgment.
   Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.
   The board of directors recommends that you vote FOR setting the number of directors at eight and FOR each of the following named nominees to serve as directors of Standard Register:
Nominees
   All nominees recommended by the board of directors for election were previously elected as directors by the shareholders. Information concerning each nominee follows:

		Served As
Name	Age	Director Since

Roy W. Begley, Jr.*	49	1994
Since March 2003, Mr. Begley has been Senior Vice President and Investment Officer with McDonald Financial Group, formerly known as Victory Capital Management, Inc., a wholly owned subsidiary of KeyCorp. From July 1999 to March 2003, he served as Vice President and Investment Officer with McDonald Financial Group. From September 1995 to July 1999, he was Assistant Vice President and Investment Officer with Key Trust Co. of Ohio, N.A. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the board of directors.
F. David Clarke, III	48	1992
Mr. Clarke has been Chairman of the board of directors of Clarke-Hook Corporation since December 1990. He is Chairman of the Compensation Committee and a member of the Audit and Executive Committees of the board of directors.
Paul H. Granzow	77	1966
Mr. Granzow has been Chairman of the board of directors of Standard Register since January 1984. He is a co-trustee of the John Q. Sherman Trusts. See the section dealing with “Voting Securities and Principal Holders.” He is also Chairman of the Executive Committee of the board of directors.
Sherrill W. Hudson	61	2002
Mr. Hudson has been Chairman and Chief Executive Officer of TECO Energy, Inc., an integrated energy provider, since July 2004. He retired from Deloitte & Touche, LLP, in August 2002, after 37 years of service. The last 19 years with Deloitte were spent in Miami, Florida, as Managing Partner for South Florida, which included oversight responsibility for Deloitte’s Florida and Puerto Rico offices for most of that time. Mr. Hudson is a director of TECO Energy, Inc., Publix Super Markets, Inc., and A. Duda & Sons, Inc. He is Chairman of the Audit Committee and a member of the Compensation Committee of the board of directors.
Dennis L. Rediker	61	1995
Mr. Rediker has been President and Chief Executive Officer of Standard Register since June 2000. From May 1999 to April 2000, he was Chief Executive Officer of the Imerys Pigments and Additives Operating Group. From 1996 until 1999, he was Chief Executive Officer and director of English China Clays, plc. Mr. Rediker serves as a director of Martin Marietta Materials, Inc. Mr. Rediker is a member of Standard Register’s Executive Committee, and an ex officio member of all other committees of the board of directors except for the Audit Committee.

		Served As
Name	Age	Director Since

Ann Scavullo	58	1996
Ms. Scavullo has been a principal in Churchill Investor Services since January 1999. She was formerly an executive at Avon Products, Inc., serving as Vice President of Strategic Alliances and Joint Ventures from 1995 until 1999, and Vice President of Investor Relations from 1991 until 1995. She is a member of the Audit, Compensation and Corporate Governance and Nominating Committees of the board of directors.
John J. Schiff, Jr.	61	1982
Mr. Schiff has been Chairman and Chief Executive Officer of The Cincinnati Insurance Company and Cincinnati Financial Corporation since 1999. From 1998 until 1999, he was Chairman of the board of directors and Chief Operating Officer of The Cincinnati Insurance Company and Cincinnati Financial Corporation. Prior to 1998, he was Chairman of the Board of these companies. He is a director of The Cinergy Corp., Fifth Third Bancorp, The Fifth Third Bank, Cincinnati Bengals, Inc., and John J. and Thomas R. Schiff & Co., Inc., an insurance agency He is a member of the Audit Committee of the board of directors.
John Q. Sherman, II*	51	1994
Mr. Sherman has been a manufacturer’s representative for A. Rifkin Company, Wilkes-Barre, Pennsylvania, since 1985. A. Rifkin Company is a manufacturer of specialty security packaging. He is a member of the Compensation and the Corporate Governance and Nominating Committees of the board of directors, and is the Presiding Director of meetings of non-management directors.

*	Roy W. Begley, Jr., and John Q. Sherman, II, are first cousins.

   The board of directors met seven times in 2004. All directors attended at least 75 percent of the meetings of the board of directors and of the committees on which they served.
   The Executive Committee has the authority to act on behalf of the board of directors during the time between meetings, in all matters except for filling vacancies on the board of directors or any of its committees. The Executive Committee acted by written consent in one occasion in 2004, but had no meetings. Mr. Granzow is Chairman of the Executive Committee and Messrs. Clarke and Rediker are the other members.
   Other board committees, Audit, Compensation and Corporate Governance and Nominating, are described in their respective reports appearing in later sections of this proxy statement.
Board of Directors Compensation
   Members of the board of directors who are not Standard Register officers receive an annual fee of $25,000 for serving on the board of directors, and $1,000 for each board of directors meeting attended.
   Members of the Compensation and Corporate Governance and Nominating Committees receive an annual retainer fee of $5,500, and a per-meeting fee of $750 for serving on those committees. The annual retainer fee for members of the Audit Committee is $7,500, and the per-meeting fee is $1,000. Executive Committee members receive no annual retainer but are paid $1,000 per meeting attended. The chairmen of the Audit, Compensation and Corporate Governance and Nominating Committees receive an additional annual fee of $3,000.
   Directors are paid $750 for each half-day of board-related work outside of regular board or committee meetings, such as for additional information meetings, site visits, and the like. Non-officer directors were granted 4,000 options to purchase shares of company common stock in February 2003. The options were originally scheduled to vest five years after date of grant. Vesting of these options was accelerated to December 31, 2004, as part of the Compensation Committee’s decision to accelerate the vesting of options with a grant price at least thirty percent (30%) above the market price of Company stock on the date of the Compensation Committee’s decision. This decision is more completely described in the report of the Compensation Committee.
   Officer members of the board of directors do not receive any fees for serving as members of the board or as members of any committees of the board of directors.
   We have a supplemental retirement benefit agreement with Paul H. Granzow. This agreement provides that Standard Register will supplement his Stanreco Retirement Plan benefits to ensure that he will receive annual retirement benefits equal to the greater of $150,000 or 50 percent of the average annual compensation paid to him in the last five years before his employment terminates.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Owners of More than 5% of the Common and Class A Stock of Standard Register
   This table gives information regarding all of the persons known by us to own, in their name or beneficially, five % or more of the outstanding class A stock and common stock of Standard Register as of January 2, 2005.

Name and				Percent of
Address of				Combined
Beneficial		Number	Percent	Voting
Owners	Class	of Shares	of Class	Power

Paul H. Granzow and	Class A	2,516,856	53.27	38.81
James L. Sherman	Common	5,810,508	24.45
Trustees(1) 600 Albany Street Dayton, Ohio 45408
William P. Sherman(2)	Class A	359,551	7.61	5.65
600 Albany Street	Common	878,187	3.69
Dayton, Ohio 45408
Mary C. Nushawg(2)	Class A	359,551	7.61	5.57
600 Albany Street	Common	842,996	3.55
Dayton, Ohio 45408
James L. Sherman(2)	Class A	359,551	7.61	5.71
600 Albany Street	Common	909,795	3.83
Dayton, Ohio 45408
Patricia L. Begley(2)	Class A	359,550	7.61	5.54
600 Albany Street	Common	830,073	3.49
Dayton, Ohio 45408
The Fifth Third Bank(3),	Class A	1,081,392	22.89	16.88
Trustee	Common	2,595,312	10.92
Cincinnati, Ohio 45202
The Fifth Third Bank(4),	Class A	1,071,624	22.68	16.73
Trustee	Common	2,571,912	10.82
Cincinnati, Ohio 45202
Dimensional Fund	Common	1,703,089	7.17	3.59
Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401

(1)	John Q. Sherman, deceased, a founder of Standard Register, set up a trust in his will for the benefit of his family. The current trustees of that trust are Paul H. Granzow and James L. Sherman. The trust holds voting securities, including the shares of class A and common stock of Standard Register listed in this table, in separate, equal trusts for John Q. Sherman’s four surviving children, and for the heirs of his deceased children. Each child or heir is a life beneficiary of his or her respective trust. The trustees share voting and investment power for the securities in the trusts. The will of John Q. Sherman requires the trustees to give each beneficiary who is a child of John Q. Sherman, upon his or her request, a proxy allowing the beneficiary to vote the shares held in his or her respective trust.

(2)	Each of these individuals is a child of John Q. Sherman, deceased. None of them owns in his or her own name more than five percent of the outstanding voting securities of Standard Register; however, each has the right, upon his or her request, to vote the shares of Standard Register stock held in his or her respective trust created under the will of John Q. Sherman, deceased.

(3)	William C. Sherman, deceased, also a founder of Standard Register, set up a trust in his will which provides for the payment of net income for life to Helen Margaret Hook Clarke, his niece. The trustee, The Fifth Third Bank, has the sole voting and investment power for the voting securities in this trust.

(4)	William C. Sherman, during his lifetime, created a trust agreement dated December 29, 1939, which provides for the payment of net income for life to Helen Margaret Hook Clarke and the children of John Q. Sherman. The Fifth Third Bank has the sole voting and investment power for the voting securities in this trust.

Security Ownership of Directors and Executive Officers
   Each director and currently employed executive officer listed in the Summary Compensation Table and all directors and executive officers as a group own, in their own name or beneficially, class A stock and common stock of Standard Register on January 2, 2005, as follows:

				Percent of
				Combined
		Number	Percent	Voting
Beneficial Owners	Class	of Shares	of Class	Power

Roy W. Begley, Jr.(1) Director	Common	8,328	.035	.018
Craig J. Brown(2)(3)
Sr. Vice President, Treasurer & Chief Financial Officer	Common	248,853	1.047	.525
F. David Clarke, III(2)(4) Director	Common Class A	15,889 5,096	.067 .108	.087
Robert J. Crescenzi(2) Vice President, Business Excellence	Common	55,151	.232	.116
Paul H. Granzow(2)(5) Director & Chairman of Board	Common	114,563	.482	.242
Sherrill W. Hudson(2)(7) Director	Common	6,000	.025	.013
Kathryn A. Lamme(2) Vice President, General Counsel & Secretary	Common	55,287	.233	.117
Joseph P. Morgan, Jr.(2) Vice President, Chief Technology Officer	Common	57,958	.244	.122
Dennis L. Rediker(2)(6) Director, President & Chief Executive Officer	Common	236,314	.994	.499
Ann Scavullo(2) Director	Common	8,480	.036	.018
John J. Schiff, Jr.(2) Director	Common	52,700	.222	.111
John Q. Sherman, II(2) Director	Common	15,111	.064	.032
All current executive officers and directors as a group (13 persons) (2)	Common Class A	929,783 5,096	3.912 .108	1.962 .054

(1)	Margaret Begley, the wife of Roy W. Begley, Jr., owns 140 shares of common stock, as to which Mr. Begley disclaims beneficial ownership. Mrs. Begley is also the trustee of 600 shares of common stock for the benefit of their children, Lauren A. Begley and Kathleen A. Begley, as to which Mr. Begley disclaims beneficial ownership.

(2)	Includes the following options to purchase Standard Register common stock exercisable before April 29, 2005: Roy W. Begley, Jr., 4,000 shares; Craig J. Brown, 225,465 shares; F. David Clarke, III, 4,000 shares; Robert J. Crescenzi, 47,755 shares; Paul H. Granzow, 65,000 shares; Sherrill W. Hudson, 4,000 shares; Kathryn A. Lamme, 44,500 shares: Joseph P. Morgan, 45,100 shares; Dennis L. Rediker, 63,496 shares; Ann Scavullo, 4,000 shares; John Q. Sherman, II, 4,000 shares; and all executive officers and directors as a group, 566,506 shares.

(3)	Rebecca H. Appenzeller, the wife of Craig J. Brown, owns 10,500 shares of Standard Register common stock. Mr. Brown disclaims beneficial ownership of these shares. Todd J. Brown, a child of Craig J. Brown, owns 50 shares of Standard Register common stock. Craig J. Brown also disclaims beneficial ownership of these shares.

(4)	F. David Clarke, III, and his wife, Loretta M. Clarke, own as joint tenants 6,776 shares of Standard Register common stock, which is accounted for in the total noted.

(5)	Paul H. Granzow (along with James L. Sherman) is a trustee under the Will of John Q. Sherman. The trustees have the power to vote shares held in the four separate trusts in the event that the beneficiaries of the trusts do not desire to exercise their right to vote the shares. The John Q. Sherman Trusts own 2,516,856 shares of class A stock and 5,810,508 shares of common stock which in the aggregate represents 38.81% of the outstanding votes of the Company. The trustees share the investment power with respect to class A and common stock held by the trusts. The beneficiaries of the trusts do not have the investment power with respect to the securities in these trusts. Lana T. Granzow, the wife of Paul H. Granzow, owns 3,659.38 shares of Standard Register common stock. Mr. Granzow disclaims beneficial ownership of these shares.

(6)	Sharon A. Rediker, the wife of Dennis L. Rediker, owns 581 shares of common stock, as to which Mr. Rediker disclaims beneficial ownership. Mrs. Rediker is also the custodian of 780 shares of common stock for the benefit of her grandchildren, as to which Mr. Rediker disclaims beneficial ownership.

(7)	These shares are held jointly with Mr. Hudson’s wife, Mary Ann Hudson.

Section 16(a) Beneficial Ownership Reporting Compliance
   Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of 10% or more of our common stock to report certain transactions in the common stock to the Securities and Exchange Commission. Based on our records, we believe all Securities and Exchange Commission filings with respect to directors, executive officers and holders of 10% or more of our common stock have been made in a timely manner.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards

				Restricted	Securities
		Annual Compensation		Stock	Underlying	All Other
				Award	Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(2)	(#)	($)(3)

Dennis L. Rediker	2004	700,000	0	0	0	6,150
President &	2003	700,000	0	352,000	50,000	3,500
Chief Executive Officer	2002	699,423	0	0	0	5,500
Craig J. Brown	2004	280,288	0	0	18,590	1,026
Sr. Vice President, Treasurer	2003	275,000	0	164,407	39,375	1,200
& Chief Financial Officer	2002	274,712	0	293,401	17,500	1,007
Joseph P. Morgan, Jr.	2004	259,515	6,000	0	17,050	5,513
Vice President,	2003	250,000	0	107,373	28,050	4,980
Chief Technology Officer	2002	—	—	—	—
Kathryn A. Lamme	2004	227,246	6,000	0	10,000	575
Vice President,	2003	220,000	0	64,160	13,500	671
General Counsel & Secretary	2002	194,615	0	166,124	5,000	181
Robert J. Crescenzi	2004	200,000	6,000	0	8,130	4,978
Vice President,	2003	200,000	0	65,853	14,625	6,000
Business Excellence	2002	199,908	0	97,559	6,500	4,747
Peter A. Dorsman(4)	2004	480,000	0	0	41,250	348,054
Executive Vice President,	2003	418,366	0	312,413	71,250	1,038
Chief Operating Officer	2002	399,500	0	433,649	27,500	1,061
M. Jay Romans (5)	2004	236,808	0	0	28,130	3,972
Sr. Vice President,	2003	235,000	0	138,400	37,500	3,700
Human Resources	2002	234,808	0	210,350	15,000	4,981

(1)	Each year’s amounts include cash and/or stock incentives earned by the officers in that year but paid in the following year. With respect to the year 2004, the amounts are special recognition awards granted by the Compensation Committee to recognize accomplishments in 2004 that stabilized revenues, and to provide additional incentives to achieve goal in 2005. The award is further described in the Compensation Committee report.

(2)	The amount recorded for 2002 is the value of stock grants made pursuant to The Standard Register Company 2002 Equity Incentive Plan and additional shares issued under a “Turn-Around Incentive” in 2002. The 2002 grants under the Equity Incentive Plan vest ratably over four years commencing on the first anniversary of date of grant. The grants under the “Turn-Around Incentive” vest four years from date of grant. Of the 2002 grants under the Equity Incentive Plan, Mr. Brown received 5,833 shares; Mr. Morgan received 3,000 shares; Ms. Lamme received 1,667 shares; Mr. Crescenzi received 2,167 shares, Mr. Dorsman received 9,167 shares, and Mr. Romans received 5,000 shares. The 2002 grants under the “Turn-Around Incentive” were Mr. Brown-5,000 shares; Ms. Lamme-4,000 shares; Mr. Crescenzi-1,500 shares; Mr. Dorsman-7,000 shares; and Mr. Romans-3,000 shares.
The amount for 2003 is the value of two stock grants made under the 2002 Equity Incentive Plan. The first of these 2003 grants, made in February 2003, vests ratably over four years commencing on the first anniversary of date of grant. Grants to executive officers in February 2003 were: Mr. Brown-2,917 shares; Mr. Morgan-1,834 shares; Ms. Lamme-1,000 shares; Mr. Crescenzi-1,084 shares; Mr. Dorsman-4,584 shares; and Mr. Romans-2,500 shares. The second 2003 grants, made in August 2003, vest on the third anniversary of the grant date, but are subject to a performance accelerator. Grants in August 2003 to executive officers were: Mr. Rediker-20,000 shares; Mr. Brown-6,000 shares; Mr. Morgan-4,000 shares; Ms. Lamme-2,500 shares; Mr. Crescenzi-2,500 shares; Mr. Dorsman-12,500 shares; and Mr. Romans-5,000 shares. See the Compensation Committee Report section further describing these incentives. The aggregate restricted stock holding for each named executive officer, valued as of January 2, 2005 is: Mr. Rediker-$839,547; Mr. Brown-$156,774; Mr. Morgan-$181,795; Ms. Lamme-$57,652; Mr. Crescenzi-$62,071; Mr. Dorsman-$0; and Mr. Romans-$0. Dividends are paid to the executive officers with respect to their grants of restricted stock.

(3)	The amounts in this column for Messrs. Rediker, Brown, Morgan, Crescenzi, Dorsman and Romans and Ms. Lamme are the matching contributions paid by the Company to The Standard Register Employees Savings Plan. The Savings Plan has two formulas for determining the percentage match from the Company. The original formula provides that for the first 6% of the participant’s compensation deferred into the Savings Plan, the Company will match ten cents on the dollar. The original formula is used in connection with the traditional retirement plan benefit formula, described in the section “Retirement Plans.” Messrs. Brown and Dorsman, and Ms. Lamme are covered by the original formula. Messrs. Rediker, Morgan, Crescenzi and Romans are covered by the second formula, used in connection with the pension equity plan retirement benefit formula applicable to all employees joining the Company after January 1, 2000. The second formula matches fifty cents on the dollar for the first 6% of the participants’ compensation deferred into the Savings Plan. Employee compensation deferrals to the Savings Plan are fully vested. The matching contribution vests after five years of service with Standard Register.

(4)	Mr. Dorsman resigned as an officer of the company on June 30, 2004. He terminated from the Company on December 30, 2004. The amount in the “All Other Compensation” column for Mr. Dorsman for 2004 includes $346,962, the value accrued at December 30, 2004, for separation pay pursuant to agreement with Mr. Dorsman.

(5)	Mr. Romans resigned from the company on December 3, 2004.

Named Executive Officers
   This section provides information concerning each of the current executive officers named in the Summary Compensation Table with the exception of Mr. Rediker, who is a nominee for director. Similar information regarding Mr. Rediker may be found in the section dealing with Proposal 1.

		Served As
Name	Age	Officer Since

Craig J. Brown	55	1987
Mr. Brown has been Senior Vice President, Treasurer & Chief Financial Officer since March 1995. From January 1993 until March 1995, he was Vice President-Finance, Treasurer and Chief Financial Officer. Prior to January 1993, he served Standard Register in various executive and financial positions.
Joseph P. Morgan, Jr.	45	2003
Mr. Morgan has been Vice President, Chief Technology Officer, since January 2003. He served as President and Chief Executive Officer of SMARTworks, LLC, a wholly owned subsidiary of the company, from July 2001 until January 2003. From January 2001 to July 2001, Mr. Morgan was President and Chief Executive Officer of Transvision, Inc. Mr. Morgan served as President and Chief Operating Officer of eflatbed.com from February 2000 to January 2001, and was also Executive Vice President of Quadivius, Inc., the holding company for eflatbed.com, from August 2000 to January 2001. From November 1999 to February 2000, Mr. Morgan was principal of J. P. Morgan, Jr. Consulting. He served as President and Chairman of SONY Chemical Corporation of America from June 1994 to November 1999.
Kathryn A. Lamme	58	1998
Ms. Lamme has served as Vice President, General Counsel & Secretary of the Company since April 2002. From April 1998 to April 2002, she was Vice President, Secretary & Deputy General Counsel. Before April 1998, she was in private practice.
Robert J. Crescenzi	54	2001
Mr. Crescenzi joined the Company in January 2001 as Vice President, Six Sigma. In January 2004 he became Vice President, Business Excellence, his current role. Prior to joining the Company, Mr. Crescenzi was the Vice President, Customer Satisfaction and Quality, for the Enterprise Services and Solutions Group, Compaq Corporation, from January 1998 to December 2000.
Retirement Plans
   The Stanreco Retirement Plan is our qualified retirement plan. Prior to January 1, 2000, this Plan was funded in part by contributions from participants. After January 1, 2000, the Plan is funded entirely by Company contributions and investments earnings.
   The traditional formula of the Stanreco Retirement Plan covers plan participants hired before January 1, 2000, and the “pension equity plan” formula (“PEP”) which became effective January 1, 2000, covers employees hired after January 1, 2000, and employees hired before that date who elected to be covered under the PEP formula. Under both formulas, participants are eligible for a retirement benefit equal to a percentage of final average earnings.
   We have a Non-Qualified Retirement Plan which supplements the Stanreco Retirement Plan. It provides retirement benefits that would have been payable from the Stanreco Retirement Plan but for the limits imposed by the Tax Reform Act of 1986. We also have an Officers’ Supplemental Non-Qualified Plan which pays retirement benefits in addition to the Stanreco Retirement Plan and Non-Qualified Retirement Plan based on the number of years of credited service as an officer in excess of five years. Standard Register does not currently fund or contribute to either the Non-Qualified Retirement Plan or the Officers’ Supplemental Non-Qualified Plan, but does accrue for projected benefit expense annually for both plans, and pays benefits from general corporate assets.

Retirement Plan Tables 1(A), 1(B) and 2
   Table 1 shows the estimated annual retirement benefits payable from the Stanreco Retirement Plan and the Non-Qualified Retirement Plan to our employees for specified compensation levels and years of service. Table 1(A) shows the estimated benefits under the traditional formula, and Table 1(B) shows the estimated benefits under the PEP formula. Messrs. Brown’s and Dorsman’s and Ms. Lamme’s benefits will be calculated under Table 1(A), and Messrs. Rediker’s, Crescenzi’s, Morgan’s and Romans’ benefits will be calculated under Table 1(B). Part of the estimated annual benefits on Table 1(A) include the return of and earnings on contributions made by employees during the time the Plan required employee contributions.
   Table 2 shows the estimated annual retirement benefits payable from the Officers’ Supplemental Non-Qualified Plan to officers based on compensation and years of officer service (in excess of five years). Messrs. Dorsman and Romans are not eligible for retirement benefits from the Officers’ Supplemental Non-Qualified Plan due to the fact they did not retire from the company. Current officer’s annual retirement benefit will be (i) the sum of the benefits from Tables 1(A) or 1(B), and Table 2, or (ii) 50% of the average of the highest five years of compensation, whichever is less.
TABLE 1(A)

Average of Five	Years of Credited Service
Highest Years of
Compensation	1	5	10	15	20	25	30	35

$200,000	$2,600	$13,000	$26,000	$39,000	$52,000	$65,000	$78,000	$91,000
300,000	3,900	19,500	39,000	58,500	78,000	97,500	117,000	136,000
400,000	5,200	26,000	52,000	78,000	104,000	130,000	156,000	182,000
500,000	6,500	32,500	65,000	97,500	130,000	162,500	195,000	227,500
600,000	7,800	39,000	78,000	117,000	156,000	195,000	234,000	273,000
700,000	9,100	45,500	91,000	136,500	182,000	227,500	273,000	318,500
800,000	10,400	52,000	104,000	156,000	208,000	260,000	312,000	364,000
900,000	11,700	58,500	117,000	175,000	234,000	242,500	351,000	409,500
1,000,000	13,000	65,000	130,000	195,000	260,000	325,000	390,000	455,000
1,100,000	14,300	71,500	143,000	214,500	286,000	357,500	429,000	500,500
1,200,000	15,600	78,000	156,000	234,000	312,000	390,000	468,000	546,000
TABLE 1(B)

Average of Five	Years of Credited Service
Highest Years of
Compensation	1	5	10	15	20	25	30	35

$200,000	$700	$3,400	$6,800	$10,600	$14,800	$19,900	$26,300	$33,900
300,000	1,000	5,100	10,200	15,900	22,300	29,900	39,400	50,900
400,000	1,400	6,800	13,600	21,200	29,700	39,900	52,600	67,800
500,000	1,700	8,500	17,000	26,500	37,100	49,800	65,700	84,800
600,000	2,000	10,200	20,400	31,800	44,500	59,800	78,900	101,800
700,000	2,400	11,900	23,700	37,100	51,900	69,700	92,000	118,700
800,000	2,700	13,600	27,100	42,400	59,400	79,700	105,100	135,700
900,000	3,100	15,300	30,500	47,700	66,800	89,700	118,300	152,600
1,000,000	3,400	17,000	33,900	53,000	74,200	99,600	131,400	169,600
1,100,000	3,700	18,700	37,300	58,300	81,600	109,600	144,600	186,600
1,200,000	4,100	20,400	40,700	63,600	89,000	119,600	157,700	203,500

TABLE 2

Average of Five	Years of Officer Service in Excess of Five
Highest Years of
Compensation	1	5	10	15

$200,000	$6,100	$30,500	$61,000	$91,500
300,000	9,150	45,750	91,500	137,250
400,000	12,200	61,000	122,000	183,000
500,000	15,250	76,250	152,500	228,750
600,000	18,300	91,500	183,000	274,500
700,000	21,350	106,750	213,500	320,250
800,000	24,400	122,000	244,000	366,000
900,000	27,450	137,250	274,500	411,750
1,000,000	30,500	152,500	305,000	457,500
1,100,000	33,550	167,750	335,500	503,250
1,200,000	36,600	183,000	366,000	549,000
   Estimated annual benefits are based upon the assumption that the employee remains in the service of Standard Register until age 62. At age 62, the employee qualifies for the maximum retirement percentage benefit. Retirement before age 62 will result in actuarially reduced benefits. The estimated annual benefits are taxable income but are not subject to any deduction for social security benefits. No additional benefit can be earned from the Officers’ Supplemental Non-Qualified Plan after the sixteenth year of officer service.
   The table below shows the average of the highest five years of total compensation and the years of service and officer service earned to date for each executive officer listed in the Summary Compensation Table.

	Average of
	the Highest Five	Years of	Years of
	Years of	Credited	Officer
Name	Total Compensation	Service	Service

Dennis L. Rediker	$770,939	5	5
Craig J. Brown	569,077	30	18
Joseph P. Morgan, Jr. (1)	256,102	4	4
Kathryn A. Lamme	235,462	7	7
Robert J. Crescenzi	237,815	4	4
Peter A. Dorsman	573,310	9	9
M. Jay Romans	265,001	4	4

(1)	Mr. Morgan’s service as President and CEO of the Company’s wholly owned subsidiary, SMARTworks, LLC, is counted for purposes of the retirement plans.
Mr. Rediker’s Employment Contract
   The Company has an employment contract with Mr. Rediker which supplements his benefits under the plans described above, in order to ensure that Mr. Rediker receives annual retirement benefits equal to a percentage of the average of base salary paid to him in his final three years of employment. The percentage specified in the contract ranges from 35% of average base salary, to a maximum of 50% of average base salary depending on length of service. Mr. Rediker has served as Chief Executive Officer a sufficient number of years to qualify for supplemental retirement benefits totaling 50% of his average annual base salary. The contract provides that retirement benefits which Mr. Rediker receives from prior employment with other companies, shall be netted against Standard Register’s obligation to pay 50% of average annual base salary. The contract also contains a “change in control” feature which entitles Mr. Rediker to one year of compensation, including base salary, bonus and the value of non-cash benefits, in the event a change in ownership of the company results in termination of his employment or less favorable terms of employment.

Stock Option Tables
   Options to purchase common stock of Standard Register for each executive officer listed in the Summary Compensation Table are as follows:
Option Grants During 2004

					Potential Realizable
					Value at Assumed
	Number of	% of			Annual Rate of Stock
	Shares	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted	2003	(per share)	Date	5%	10%

Dennis L. Rediker	0	0	0	0	0	0
Craig J. Brown	18,590	2.9%	$18.01	2/18/14	$210,558	$533,594
Joseph P. Morgan, Jr.	17,050	2.6%	18.01	2/18/14	193,115	489,391
Kathryn A. Lamme	10,000	1.5%	18.01	2/18/14	113,264	287,033
Robert J. Crescenzi	8,130	1.3%	18.01	2/18/14	92,034	233,358
Peter A. Dorsman	41,250	6.4%	18.01	2/18/14	0	0
M. Jay Romans	28,130	4.4%	18.01	2/18/14	318,611	807,424
   Options to purchase common stock of Standard Register exercised in 2004 for each executive officer listed in the Summary Compensation Table are as follows:
Aggregated Option Exercises in 2004
And Fiscal Year-End Option Values

			Number of	Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
	Shares		Options	Options at
	Acquired		at 1/2/05	1/2/05
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

Dennis L. Rediker	0	0	63,496/3,374	$28,612/$7,153
Craig J. Brown	0	0	224,465/1,000	67,050/0
Joseph P. Morgan, Jr.	0	0	45,100/0	0/0
Kathryn A. Lamme	0	0	44,500/0	13,410/0
Robert J. Crescenzi	0	0	44,380/3,375	0/0
Peter A. Dorsman	13,000	$16,750	192,063/0	74,500/0
M. Jay Romans	0	0	34,375/0	0/0
AUDIT COMMITTEE REPORT
   The Audit Committee is responsible for monitoring and assuring the integrity of Standard Register’s financial reporting process. It accomplishes this function by assessing the internal accounting and auditing practices of the Company, and the independent auditor’s fulfillment of its role in the financial reporting process. The board of directors adopted a written charter for the Audit Committee in April 2000 further describing the role of the Committee. This Charter is reviewed annually by the Audit Committee and the board of directors. It was revised in February 2005 to further define the Audit Committee’s responsibilities. A copy of the Audit Committee Charter appears at the end of this proxy statement. Additionally, the Audit Committee Charter may be accessed on the Company Web site, www.standardregister.com, as indicated below.
   The Audit Committee held seven meetings in 2004. Mr. Hudson is Chairman of the Audit Committee. Messrs. Clarke and Schiff, and Ms. Scavullo are the other members.
   The Audit Committee in 2004 conducted an annual self-assessment of its overall operating effectiveness. The results of this self-assessment were analyzed and discussed by Audit Committee members in an effort to improve the overall quality of corporate governance and financial oversight provided to the Company.
   The board of directors has determined the members of its Audit Committee meet the independence and financial literacy requirements of the New York Stock Exchange. In addition, the board has determined that one member in particular satisfies the “Audit Committee financial expert” qualifications contained in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. Specifically, the board has concluded that Audit Committee Chairman Sherrill W. Hudson qualifies as an Audit Committee financial expert given his 37-year career with Deloitte & Touche, a firm of certified public accountants. Mr. Hudson’s experience with respect to audits of financial statements of publicly held companies, internal controls, application of GAAP and audit committee functions, and his independence as a board member, meets the criteria for “Audit Committee financial expert” established by the board in conformity with the regulations and New York Stock Exchange Listing Standards.
   During 2004, the Audit Committee reviewed interim quarterly financial statements with management and the independent auditors. This review was conducted prior to filing of the Company’s 10-Q reports containing the respective interim quarterly financial statements. In addition, the Committee reviewed and discussed the 2004 year-end audited financial statements with executive management, including the chief financial officer, and the independent auditors. This review took place prior to publication of the audited financial statements in the 10-K filing and annual report to shareholders. Each review was conducted with the understanding that management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for examining the statements.
   In further discharge of its responsibilities, the Audit Committee met with the independent auditors, both in the presence of management and privately. The Committee and independent auditors discussed those matters described in Statement of Auditing Standards No. 61, “Communication with Audit Committee.” These discussions included review of the scope of the audit performed with respect to the Company’s financial statements. The Company’s internal auditor also met with the Committee to review the effectiveness of the Company’s internal controls and the internal auditor’s responsibilities in that regard. The Company has maintained an internal audit function for many years. In addition, the Committee instituted regular private meetings with General Counsel. All these private discussions included management and the independent auditors where deemed desirable by the Committee.
   The Audit Committee received and discussed periodic reports of management and the internal auditor, with respect to design and assessment of the Company’s internal controls over the financial reporting process. The Committee further received and discussed the report of the independent auditors with respect to their audit of internal controls over financial reporting performed by the independent auditors in conjunction with the audit of the company’s financial statements, as set forth in Public Company Accounting Oversight Board Auditing Standard No. 2.
   The Audit Committee received the independent auditor’s written statement required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” This written statement described any relationships between the independent auditors and the Company that may reasonably be thought to bear on independence. Following receipt of this written statement and discussions of the matters described in it, the Committee was satisfied as to the auditor’s independence.
   Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K, for fiscal year ending January 2, 2005, for filing with the Securities and Exchange Commission.
   The Audit Committee recommended, and the Board adopted, the Company’s Code of Ethics and re-emphasized that directors, and all Company employees, including principal executive officers and senior financial officers, are subject to the letter and spirit of the Code. The Code of Ethics covers such topics as conflicts of interest, confidentiality, compliance with legal requirements, and other business ethics subjects. It has been distributed to all employees and is made available on the Company’s Web site, www.standardregister.com, at the “About SR” section by clicking on “Corporate Governance.” Printed copies of the Code of Ethics are available by contacting the Corporate Secretary’s office, 600 Albany Street, Dayton, Ohio 45408.
   The Audit Committee has established procedures for the receipt, retention and investigation of complaints regarding accounting, internal accounting controls or auditing matters. Any interested person may contact the Audit Committee directly through the Company’s external Web site by clicking on “About SR”, then “Corporate Governance” and following the link to contact the Audit Committee. Company employees may contact the Audit Committee, anonymously if they wish, through a toll-free telephone number linked to a third party who will record complaints related to accounting and auditing matters and forward such complaints directly to the Audit Committee.

FEES TO INDEPENDENT AUDITOR	FY 2004	FY 2003

Audit Fees	$1,056,000	$756,000
Audit-Related Fees	71,500	90,500
Tax Fees	7,000	7,000
All Other Fees	0	0

Total Fees	$1,134,500	$853,500

   The Audit Committee has adopted a procedure for pre-approval of all fees charged by Battelle & Battelle, LLP, the company’s independent auditors. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services. Audit-related, tax and other fees are subject to pre-approval by the entire Committee, or, in the period between meetings, by a designated member of the Audit Committee. Any such approval by the designated member is disclosed to the entire Audit Committee at the next meeting. All audit-related and tax fees paid to Battelle & Battelle, LLP, with respect to the 2004 audit year were pre-approved by the Audit Committee.
   The category of audit fees includes the audit of Standard Register’s annual consolidated financial statements, the audit of internal control over financial reporting, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Battelle & Battelle, LLP, in connection with statutory and regulatory filings or engagements.
   Audit-related services consist of assurance and related services provided by Battelle & Battelle, LLP, that were reasonably related to the performance of the audit or review of our financial statements. It included fees billed in 2004 for the audit of our benefit plans and accounting consultation. In 2003 it included fees for audit of Company pension plans, financial due diligence on acquisitions, a customer contract audit, internal control analysis and accounting consultation. The audit-related fees are for services generally required to be performed by Battelle & Battelle, LLP, because they follow upon and are linked to Battelle & Battelle, LLP’s audit of the Company’s consolidated financial statements.
   Tax fees consist of professional services for tax consultation in both 2003 and 2004.
   The Audit Committee has determined that the provision of audit-related and tax services by Battelle & Battelle, LLP, is compatible with maintaining such firm’s independence.
The Audit Committee:
Sherrill W. Hudson (Chairman)
F. David Clarke, III
Ann Scavullo
John J. Schiff, Jr.
COMPENSATION COMMITTEE REPORT
   The Compensation Committee of the board of directors is composed solely of independent directors, none of whom have any interlocking relationships with Standard Register that are subject to disclosure under the rules of the SEC relating to proxy statements. The Compensation Committee has the overall responsibility for determining specific compensation levels for executive officers and bonuses for executive officers and certain other employees. The Compensation Committee administers the following plans:

•	Standard Register’s 1995 Stock Option Plan (the “Stock Option Plan”) as approved by the shareholders on April 17, 1996

•	The Standard Register 2002 Equity Incentive Plan (the “Equity Incentive Plan”), as approved by the shareholders on April 17, 2000

•	Management Incentive Compensation Plan (“Incentive Plan”) as approved by the shareholders on April 16, 1997, and amended by the shareholders on April 17, 2002, and

•	The Deferred Compensation Plan.
   The Compensation Committee held eight meetings in 2004, and acted by written consent on one occasion. In order to make sure that the Compensation Committee’s time together was continually productive and focused, proposed agendas for each of these meetings were established in December 2003 and generally adhered to by the Compensation Committee as it made its deliberations and decisions.

   Mr. Clarke is Chairman of the Compensation Committee. Messrs. Begley, Hudson, and Sherman, and Ms. Scavullo were the other members.
   Along with the full board of directors, the Compensation Committee in 2004 took part in an annual assessment of its overall operating effectiveness. As part of this assessment, members evaluated the Compensation Committee’s performance and contributions, and held a thorough discussion of the results of the survey in an effort to improve the overall quality of corporate governance provided to the Company.
   Standard Register’s fundamental objective is the creation of sustainable shareholder value, through both stock price appreciation and maintenance of the company’s dividend. The Compensation Committee’s key charge is, therefore, to establish an executive compensation program that serves this objective. The Compensation Committee believes that the interests of management and shareholders can be most closely aligned by providing executives with market-competitive and internally fair levels of compensation that link executive pay to overall corporate performance and strategy.
   As such, the Compensation Committee has adopted a multi-step method of determining executive officer pay levels. First, as is common practice among many public companies, it identifies the “market” values of total compensation and individual components of pay, e.g., base salaries, annual incentives, and long-term incentives. This market has been defined by the Compensation Committee as a comparator group of companies at or near Standard Register’s size in the general industry.
   Second, the Compensation Committee assigns to each executive officer role (not the incumbent himself or herself) a strategic value to the Company. In doing so, the Compensation Committee is indicating the degree to which a certain role either maintains, enables, or optimizes Standard Register’s ability to meet its financial targets and strategic objectives. Pay for executive officer roles was targeted between the 35th and 75th percentiles of the competitive market based on this assessment of strategic value.
   The Compensation Committee retained the counsel of an independent executive compensation consulting firm in the design and implementation of this method of determining pay levels. The Compensation Committee worked with its outside advisor to determine the relevant market for the Company’s executive talent, link the appropriate drivers of successful strategy execution to executive pay levels, and set such pay levels to be both market-competitive and internally appropriate. The Committee has retained the counsel and services of this independent advisor with respect to incentive plan design and other related areas as well.
   The compensation system developed by the Compensation Committee has been designed so that a relatively high percentage of total compensation is incentive-based. The Stock Option Plan and Equity Incentive Plan are designed to base a portion of the executive officers’ compensation upon the total return to shareholders of Standard Register’s stock. The Incentive Plan is designed to provide rewards to executives for hitting key objectives.
   All executive compensation for 2004 was fully deductible for federal income tax purposes.
Base Compensation
   Executive officers’ salaries are reviewed and approved annually by the Compensation Committee. Salaries for each executive officer, including the Chief Executive Officer, are set at levels deemed by the Compensation Committee to be reasonable and fair, and reflective of both the importance of the role and individual performance. This includes a review of competitive industry practices, role criticality, individual job responsibilities, level of experience, and job performance. Job performance is judged on both a subjective and objective basis, the latter measured against objectives agreed upon at the outset of the year.
   With respect to salaries, the Compensation Committee’s objective is to set and maintain levels of pay that are internally equitable and sufficient to attract and retain talented executives. As one input to the process of establishing salaries, the Compensation Committee’s outside executive compensation consulting firm compiled and analyzed competitive pay levels. These competitive pay levels of officer salaries and bonus levels were established via a comparator group consisting of companies at or near Standard Register’s size in the general industry.
   As discussed above, in order to help establish internally equitable and appropriate levels of pay, the Compensation Committee set executive salary levels commensurate with each role’s expected contribution to the advancement of Standard Register’s overall business strategy. Further, the Compensation Committee took into account the 2003 performance evaluation made by Mr. Rediker with respect to each non-CEO executive. The Compensation Committee targeted executive salaries at levels between the 35th and 75th percentiles of the competitive market salary values. The data from these groups was compiled to arrive at a market value for each of the executive officers. The 2003 base salaries of Standard Register’s five highest paid executive officers were within 5% of the market value for each executive officer, with the exception of Mr. Rediker. This process resulted in base salary increases for certain executive officers.
   Mr. Rediker’s base salary for 2004 was also between the 35th and 75th percentile of the competitive market. However, Mr. Rediker declined to be considered for a salary increase in 2004. For further detail on Mr. Rediker’s compensation, see section entitled “Compensation of the Chief Executive Officer.”
   The foregoing process resulted in the base salaries as disclosed in the Summary Compensation Table for each executive officer named in the Summary Compensation Table.
Incentive Compensation
   The Compensation Committee administers the Incentive Plan, which became effective January 1, 1997. Twelve employees were covered by the Incentive Plan in 2004. The Compensation Committee selects the participants, determines the amount and terms of each incentive award and decides whether the award shall be made available in cash, Standard Register stock, or a combination of the two. The Incentive Plan, and its amendment, was approved by the shareholders, so as to preserve the tax-deductibility offered under Section 162(m) of the United States Tax Code for incentive compensation.
   Incentive awards to the Incentive Plan participants are subject to objective performance goals established by the Compensation Committee. Goals are adjusted from year to year depending on the relevant business focus of the Company for the year. The Compensation Committee certifies to the board of directors each year the extent to which the performance objectives have been achieved.
   The Compensation Committee adopted performance goals to measure short-term executive performance in 2004. The primary measure was earnings per share on operations. The Compensation Committee required that a threshold level of earnings per share be attained in order for any incentive awards to be earned by executives in 2004. This threshold level was not attained in 2004. Therefore, no incentive awards were earned by executives for the 2004 performance year. However, due to the performance of the Company in the fourth quarter of 2004, and as incentive to achieve goal in 2005, certain employees have been designated to receive discretionary bonus awards in connection with their results and contributions. Certain of the named executive officers in the Summary Compensation Table are designated as recipients of this award in the amount of $6,000. Messrs. Rediker and Brown declined to receive this award.
Stock Options and Stock Awards
   The Compensation Committee also administers the Stock Option Plan, which became effective October 19, 1995, and the Equity Incentive Plan, which was approved by shareholders on April 17, 2002. Approximately 264 employees were granted options under the Stock Option Plan in 2004. No employees were granted stock awards in 2004, other than two non-officer new hires. The Stock Option Plan and Equity Incentive Plan are performance-based components of Standard Register’s compensation program. The objectives of the Stock Option Plan and Equity Incentive Plan are to focus executive officers and certain key employees of Standard Register to increase the long-term value of Standard Register’s common stock by granting stock options and stock awards. The Stock Option Plan and Equity Incentive Plan also encourage participants to maintain a stock ownership position in Standard Register in order that their interests are aligned with those of Standard Register’s shareholders.
   The Compensation Committee determines the eligible employees, the timing of option and award grants, the number of shares granted, vesting schedules, option prices and duration and other terms of the stock options and stock awards. All of the executive officers named in the Summary Compensation Table have received grants of stock options under the Stock Option Plan and restricted stock under the Equity Incentive Plan over the past three years as disclosed in the Stock Option Tables, and Summary Compensation Table.
   The Stock Option Plan provides that options may be granted either as incentive stock options or as non-qualified stock options. Options may be granted for varying terms of from one to ten years. Options generally do not become exercisable until one year from the date of grant. Thereafter, the right to exercise options vests either: (a) in accordance with a schedule established at the time of grant, generally at a rate of 25% per year, cumulative to the extent not exercised in prior periods; or (b) on a schedule determined by achievement of specific performance factors. The exercise price for incentive stock options must be at least 100% of the last sale price on the exchange on which the stock is trading on the last trading day prior to the date of grant (“fair market value”) with a further exception that incentive options granted to persons owning more than 10% of the outstanding voting securities of Standard Register be a least 110% of such sale price.

   In December 2004, the Compensation Committee accelerated the vesting of unvested options with a grant price at least 30% above the market price of the Company’s stock as of December 15, 2004. The accelerated vesting of these stock options provided retention, recognition and immediate motivation factors for the Company’s key associates. By accelerating the vesting of the “out-of-the-money” options, the Company will reduce the future expense to be recognized under accounting rules by approximately $2,445,000.
   In an effort to further focus executives’ efforts on the Company’s turnaround, and continue to align executives’ and shareholder interests, the Compensation Committee made awards of performance-based restricted stock in addition to stock options in early 2005. The target value of these grants, taken together with the expected value of the 2004 stock option awards, is intended to provide each executive officer with the grant size determined appropriate based on the assessment of market and internally strategic value. The Compensation Committee has set the vesting of the performance-based restricted stock awards to be contingent upon the achievement of pre-established three-year corporate operating earnings targets. Portions of an individual’s award may vest earlier than the 2007 budget year if the operating earnings targets are achieved prior to that year.
   Grants of stock options were made to executive officers in February 2004, with the exception of Mr. Rediker. All were granted at the fair market value and with an original vest schedule of 25% upon each of the first four anniversaries of the grant date. The term of these options is ten years.
   In February 2003, the Compensation Committee made stock option grants to executive officers and other key employees as long term incentive compensation. These grants were non-qualified and included an accelerated vesting feature tied to a percentage increase in Standard Register stock price over the grant price. Specifically, one half of the options granted in February 2003 would vest upon attainment of stock price increase of 30% over the Grant Price. The stock price did not appreciate 30% over the grant price in 2003, and, therefore, the vesting of the options did not accelerate at that time.
   Grants of restricted stock under the Equity Incentive Plan were also made in February 2003. These grants vest ratably over four years from the first anniversary of the grant date.
   A second grant of stock options and restricted stock was made in 2003, in August. This grant was designed to provide a retention incentive for top-performing employees in roles deemed key to meeting the Company’s strategic goals. The stock option grants were non-qualified, and were to vest on the third anniversary of the grant date, and expire on the fifth anniversary of the grant date. They also contained three opportunities for a performance vesting accelerator tied to achievement of earnings per share established in the budget plan adopted by the board of directors.
   The Compensation Committee made grants of restricted Standard Register common stock to select officers in 2000, to be issued in 2001 under a “Turn Around Incentive.” The grants were intended to provide incentive to those executives considered critical to the restructuring and reorganizing activities in 2001. The shares vest four years after their issuance. As additional incentive for the executives to achieve growth and profitability targets, those executives to whom restricted shares were issued were eligible for a further grant of restricted shares equal to the number of shares granted such executives in 2000, assuming they continued as officers of the Company. The additional grants were to be earned upon the happening of either or both of the following: (1) the Company’s stock price reached or exceeded $30 per share, and remained at or above $30 per share for ten consecutive trading days prior to December 13, 2002; or (2) earnings per share reached $1.20 for the second half of 2002. The stock price reached $30 per share and remained at or above that price for ten consecutive trading days in April 2002. Therefore, the additional shares were awarded and will vest at the same time as the original grants. The additional turnaround grants made in 2002 with respect to Executive Officers are reflected in the Summary Compensation Table.
Compensation of the Chief Executive Officer
   In February 2004, the Compensation Committee established the 2004 compensation of Mr. Dennis Rediker, Standard Register’s President and Chief Executive Officer.
   Mr. Rediker’s position of President and CEO, unlike the roles of other executive officers, was not assigned an internal value based upon the position’s strategic importance to Standard Register. This is because the Compensation Committee believes that the role of President and CEO has an intrinsically critical value, but cannot strictly be measured against the internal value of other members of senior management. In establishing Mr. Rediker’s compensation, the Compensation Committee took into account many factors, including the financial performance of the company, an assessment of his overall performance as a manager and leader, and the external market for chief executive officer compensation.

   Base Salary: Mr. Rediker informed the Committee prior to its February 2004 meeting of his desire that the Committee not consider granting him a salary increase for 2004. This request was made in light of Mr. Rediker’s evaluation of the Company’s 2003 financial and operating results. Thus, Mr. Rediker’s salary was kept constant at its then-current level of $700,000 per year, which was consistent with its 2003 and 2002 levels.
   Incentive Compensation: For the fiscal year 2004, Mr. Rediker’s target bonus (as a percentage of his base salary) was equal to 70%.
Benefits and Perquisites
   The Compensation Committee has endeavored to adhere to a high level of propriety in managing executive benefits and perquisites. The Company does not provide for any type of permanent lodging or personal entertainment for any executive officer or employee, and the Company’s health care and benefit programs offer substantially the same advantages to all full-time employees. The Compensation Committee has not approved, and nor has management proposed, any type of executive perquisite that could be considered material. Rather, the Committee has established cash perquisite accounts in the range of $12,000 to $18,000 for officers, including executive officers, to be used for club memberships, car expense, financial and tax planning and the like. There are no outstanding loans of any kind to any executive officer.
The Compensation Committee:
F. David Clarke, III (Chairman)
Roy W. Begley, Jr.
Sherrill W. Hudson
Ann Scavullo
John Q. Sherman, II
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT
   The Corporate Governance and Nominating Committee assists the board in defining board roles and developing processes to optimize board functioning. It also studies and recommends adoption by the board of directors of corporate governance processes intended to comply with applicable legal, regulatory and listing standard requirements. In addition, the Committee oversees the Company’s succession planning process and director nomination process. The Corporate Governance and Nominating Committee met six times in 2004. Mr. Begley is Chairman of the Corporate Governance and Nominating Committee and Ms. Scavullo and Mr. Sherman are the other members.
   In 2004, the Committee provided leadership to the board of directors and other committees in performing annual self-assessments. These self-assessments gave the board and Committees insight into how they are performing their roles in the corporate governance process. The Corporate Governance and Nominating Committee conducted an assessment of its own performance as part of this process.
   The Committee assisted the board of directors in assessing the independence status of all directors. Using the “Independence Criteria” adopted by the board in conformity with New York Stock Exchange Listing Standards, as amended, the Committee recommended and the board adopted findings with respect to the independence of each director. Directors Roy W. Begley, Jr., F. David Clarke, III, Sherrill W. Hudson, Ann Scavullo, John J. Schiff, Jr., and John Q. Sherman, II, were determined to be independent. Chairman Paul H. Granzow and CEO Dennis L. Rediker were considered not independent since they are employees of the Company.
   The Corporate Governance and Nominating Committee, and the board of directors, in performing their director-nomination function, identify director candidates from a range of sources. Primary among these sources are recommendations from current directors and major shareholders. The board has not engaged a third party to assist in the director nomination process, and has paid no fees in that regard.
   Director candidates are evaluated by reference to criteria such as integrity, candor, judgment, skills, and experience with respect to the industry in which the company operates, leadership, strategic understanding, and independence. These factors are considered in the context of the current composition of the board. A candidate is evaluated against these criteria regardless of the source of the recommendation.
   The policy of the Committee and board is to consider recommendations for director candidates from any interested party, especially shareholders. Shareholders who wish to recommend a director candidate should submit the recommendation in writing addressed to The Standard Register Company Corporate Governance and Nominating Committee, in care of the Corporate Secretary, 600 Albany Street, Dayton, Ohio 45408. The communication should state the name of the candidate, his or her qualifications, and contact information for the shareholder and candidate.

The submission of shareholder candidates must be received by the Corporate Secretary by November 17, 2005, for consideration in the 2006 director nomination process.
   The Company’s directors all stand for election or reelection at each annual meeting of shareholders. Directors make every effort to attend the annual meetings, and, in fact, all directors have been in attendance at the last two annual meetings of shareholders. While the board does not have a formal “policy” in this regard, its clear practice is for all directors to be present at the annual meeting of shareholders.
   The board is always receptive to communications from shareholders. Shareholders wishing to communicate with the board of directors may send communications to The Standard Register Company Board of Directors, in care of the Corporate Secretary, 600 Albany Street, Dayton, Ohio 45408. Shareholders may also communicate with the presiding director of the non-management meetings of the board by sending such communications to the Corporate Secretary. The board has selected director John Q. Sherman, II, to preside at the meetings of non-management directors to be held in 2005. All communications to the board or to Mr. Sherman will be copied and forwarded by the Corporate Secretary.
   Shareholders and investors may also communicate with the presiding director of non-management meetings of the board and with the Audit Committee through the company’s web site, www.standardregister.com, at the “About SR” section by clicking on “Corporate Governance.” The charters of all Committees, the Corporate Governance Guidelines, and the Code of Ethics may also be accessed on the company’s web site at the “About SR,” “Corporate Governance” section. Printed copies of Committee Charters, the Corporate Governance Guidelines, and the Code of Ethics are available upon request by contacting the Corporate Secretary’s office, 600 Albany Street, Dayton, Ohio 45408.
The Corporate Governance and Nominating Committee:
Roy W. Begley, Jr. (Chairman)
Ann Scavullo
John Q. Sherman, II

PERFORMANCE GRAPH
   The following performance graph presents our cumulative total shareholder return on our common stock from December 31, 1999, to each of the years ending 2000, 2001, 2002, 2003 and 2004. Each year’s ending value is calculated as follows:
   (i) the sum of

(a) the cumulative amount of dividends, assuming dividend reinvestment during the periods presented, and

(b) the difference between our share price at the end and beginning of the periods presented is divided by
   (ii) the share price at the beginning of the periods presented.
   The cumulative shareholder return is then compared with that for a published industry index, and a broad equity market index.
   The Company has elected not to use a peer group index after this year. We will be substituting a published industry index.
   The peer group index had included Moore Wallace, Inc., the Reynolds and Reynolds Company, and The Standard Register Company. Moore Wallace combined with R. R. Donnelley in early 2004, and became a relatively small part of the combined organization. Therefore, we can no longer show a stock value for Moore Wallace. Also, it is our view that R. R. Donnelley operates in a different business segment than Standard Register. With the elimination of Moore Wallace, Inc. as a peer, the peer group index was comprised of only two companies, which is not a viable or informative index. Additionally, Reynolds and Reynolds’ business has increasingly shifted to software and away from document printing, making them a less comparable peer. In the chart below, the modified peer group index shown for comparison purposes includes only Reynolds and Reynolds, and Standard Register, due to the Moore Wallace combination.
   The Company has elected to use the S&P SmallCap 600 Industrial Index in place of the former peer group index. There are 114 companies in the S&P 600 Industrial Index, including Standard Register.
   In past years, the Company had voluntarily included the S&P MidCap 400 Index in this Performance Graph. This index will no longer be included since the Company is no longer a constituent in that index.

	1999	2000	2001	2002	2003	2004

Standard Register	1.00	0.79	1.08	1.09	1.07	0.97

Modified Peer Group	1.00	0.90	1.11	1.17	1.33	1.29

S&P 500 Index	1.00	0.90	0.78	0.60	0.76	0.82

S&P SmallCap 600 Industrial Index	1.00	1.04	1.07	0.94	1.22	1.55

   The board of directors does not intend to present any other proposals for action by the shareholders at the annual meeting and has not been informed that anyone else intends to present any other proposal for action by the shareholders at the annual meeting.
OTHER MATTERS
Solicitation Expenses
   The Company will pay the costs to solicit proxies. These costs include the expenses of brokers, custodians, nominees or fiduciaries incurred in forwarding the documents to their principals or beneficiaries. These are the only contemplated expenses of solicitation.
Shareholder Proposals for 2006 Annual Meeting
   Any proposal of a shareholder intended for inclusion in our proxy statement and proxy for the 2006 annual meeting of shareholders must be received by our Secretary at 600 Albany Street, Dayton, Ohio 45408, on or before November 20, 2005. The 2006 annual meeting of shareholders will be held on April 27, 2006. The form of proxy we distribute for the 2006 annual meeting of shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the 2006 annual meeting (other than by management) if we do not receive notice of that matter at 600 Albany Street, Dayton, Ohio 45408, prior to February 4, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

Kathryn A. Lamme
Vice President, General Counsel
& Secretary
Dayton, Ohio

AUDIT COMMITTEE CHARTER
   1. General. The Audit Committee plays a critical role in the Company’s financial reporting system by overseeing and monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, and management’s and the independent auditors’ participation in the financial reporting process. The Audit Committee has the ultimate authority and responsibility to select, evaluate, compensate, and, where appropriate, replace the independent auditors who are ultimately accountable to Audit Committee. The Audit Committee is authorized to retain independent legal, accounting or other expert consultants to advise the Committee in furtherance of its responsibilities.
   2. Composition of Committee. The Audit Committee shall consist of at least three independent directors appointed by the Board of Directors, and serving at its pleasure. As used herein, the term “independent director” shall have the same meaning and definition set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual, and Section 301 of the Sarbanes-Oxley Act of 2002.
   3. Qualifications of Committee Members. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment, in order to meet requirements as a “Financial Expert,” as defined by the Securities and Exchange Commission.
   4. Authority, Powers & Responsibilities. The Audit Committee shall have the following authority, powers and responsibilities:

4.1. To select each year the independent auditors to audit the annual financial statements of the Company and its consolidated subsidiaries; to set the fees charged for such audits; to pre-approve and set fees for special engagements given to such auditors.

4.2. To meet with the independent auditors, Chief Executive Officer, Chief Financial Officer, internal auditor and any other Company executives both individually and together, as the Committee deems appropriate at such times as the Committee shall determine to discuss and review:

(a) the terms of engagement for the independent auditors, the scope of the audit, and the procedures to be used;

(b) the Company’s quarterly and audited annual financial statements, including any related notes, the Company’s specific disclosures and discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the independent auditors’ report, in advance of publication;

(c) the Company’s earnings’ press release and financial information and guidance, if any, provided to analysts and rating agencies;

(d) the performance and results of the external and internal audits, including the independent auditors’ management letter, and management’s responses thereto;

(e) the effectiveness of the Company’s system of internal controls, including computerized information systems and security; any recommendations by the independent auditor and internal auditor regarding internal control issues and any actions taken in response thereto; and, the internal control certification and attestation required to be made in connection with the Company’s quarterly and annual financial reports;

(f) the environment (cooperation, restrictions, etc.) within which the audit was conducted including any limitations imposed by the Company’s personnel on the independent auditors; the independent auditor’s discussion of the budget and staff of the internal audit function;

(g) any significant risks or exposures and to assess the steps management has taken to minimize such risks to the Company, and assure compliance with Company policies;

(h) the overall adequacy of the Company’s programs, systems and procedures for compliance with legal and regulatory requirements and for assurance that the management and affairs of the Company are conducted with all due regard for ethical and legal constraints;

(i) any audit problems or difficulties, including disputes between management and the independent auditors, and to attempt to resolve any such differences; and

(j) such other matters in connection with overseeing the financial reporting process and the maintenance of internal controls as the Committee shall deem appropriate.

4.3. To consult, at least annually with the independent auditors and, when appropriate, internal auditors out of the presence of management; to establish direct communication between the auditors and the Audit Committee and to assure the freedom of action necessary to accomplish their responsibilities.

4.4. To ensure that the independent auditors submit on a periodic basis, at least annually, to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company, the firm’s internal quality control procedures and peer review results and any issues raised therein, and inquiries by governmental or professional authorities within the past five years regarding audits conducted by the firm and results thereof.

4.5. To actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and to take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence; to periodically evaluate the independent auditors’ qualifications and performance including a review of the lead partner, taking into account the opinion of management and the internal auditor; and to set hiring policies for employees and former employees of the independent auditor.

4.6. To review critical accounting policies and financial statement presentation; to discuss with management and the independent auditors significant financial reporting issues and judgments made in preparation of the Company’s financial statements including the effect of alternative accounting methods; to review major changes in accounting policies.

4.7. To review and reassess annually the adequacy of the Audit Committee Charter and propose any appropriate changes to the Board.

4.8. To initiate, at its discretion, investigations within the parameters of its responsibilities.

4.9. To review compliance with the Company’s code of ethics.

4.10. To prepare the Committee’s report for inclusion in the Company’s annual proxy statement.

4.11. To report to the entire Board at such times as the Committee shall determine, but not less than twice a year.

4.12. To conduct an annual evaluation of the Committee’s performance.

4.13. To establish procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters including confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters.
   5. Procedures. The procedures to be followed by the Audit Committee are as follows:

5.1. To act by a majority vote of Committee members present at a meeting. A majority of the entire Committee shall constitute a quorum at any meeting, unless otherwise provided by the Board of Directors.

5.2. To keep minutes of the meetings of the Audit Committee through the use of the Secretary of the Company or, during his or her absence, such other person as may be designated by the Chairman of the Audit Committee.

5.3. To hold regularly scheduled meetings and such special meetings as the Audit Committee may from time to time deem necessary.

5.4. All contacts on behalf of the Audit Committee, outside of the regular or special meetings, shall be conducted only by either the Chairman of the Audit Committee or such other member of the Audit Committee as the Board of Directors or a majority of the entire membership of the Audit Committee may from time to time appoint for such purpose.

5.5. Subject to the required procedures above set forth, to adopt such other procedures as the Audit Committee deems advisable from time to time as are consistent with and pursuant to the objectives and functions of the Audit Committee hereinabove set forth.
Adopted by Board of Directors on February 19, 2004
Amended and Restated by Board of Directors on February 24, 2005

The Standard Register Company
Annual Meeting of Shareholders
The Standard Register Company
600 Albany Street
Dayton, Ohio 45408
April 28, 2005
11:00 a.m. Eastern Daylight Savings Time

[STANDARD LOGO]

THE STANDARD REGISTER COMPANY
600 ALBANY STREET
DAYTON, OH 45408

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Standard Register Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
000000000000
A/C                                                  1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

STNREG                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE STANDARD REGISTER COMPANY

02                    0000000000                              21474856499

Vote On Directors

1.	Election of Eight Directors

	(01) Roy W. Begley, Jr.	(05) Dennis L. Rediker
	(02) F. David Clarke, III	(06) Ann Scavullo
	(03) Paul H. Granzow	(07) John J. Schiff, Jr.
	(04) Sherill W. Hudson	(08) John Q. Sherman, II

For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

☐	☐	☐

2.	According to their best judgment on any and all matters as may properly come before the meeting or any adjournments thereof. The Board of Directors does not know of any other matter to be brought before the Annual Meeting other than the one described above.

Mark box at right if comments have been noted on the reverse side of this card.	☐

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
61 MERCEDES WAY
EDGEWOOD, NY
11717

        Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date	123,456,789,012
853887107
42

P08500

THE STANDARD REGISTER COMPANY

Proxy for Annual Meeting of Shareholders — April 28, 2005
This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, a shareholder of The Standard Register Company (the “Company”) hereby appoints DENNIS L. REDIKER and PAUL H. GRANZOW (“Appointed Proxies”), each with full power to substitute or act alone, to vote, cumulatively or otherwise (the action of a majority of these present to control), with respect to all shares of stock of the undersigned in the Company at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held April 28, 2005, and at any adjournments thereof, upon the matters listed on the reverse side hereof.

THE APPOINTED PROXIES WILL VOTE FOR THE MATTER SET FORTH ON THE REVERSE SIDE, WHICH IS MORE FULLY DESCRIBED IN THE PROXY STATEMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED ON THE REVERSE SIDE, IN WHICH CASE, THE APPOINTED PROXIES WILL VOTE OR WITHHOLD IN ACCORDANCE WITH INSTRUCTIONS GIVEN.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

COMMENTS:

(IF YOU NOTED ANY COMMENTS ABOVE,
PLEASE CHECK THE APPROPRIATE BOX ON THE REVERSE SIDE.)